    Press Release

UGI Reports Fiscal 2025 First Quarter Results
February 5, 2025

VALLEY FORGE, PA - UGI Corporation (NYSE: UGI) today reported financial results for the fiscal quarter ended December 31, 2024.

HIGHLIGHTS
•Q1 GAAP diluted EPS of $1.74 and adjusted diluted EPS of $1.37 compared to GAAP diluted EPS of $0.44 and adjusted diluted EPS of $1.20 in the prior-year period.
•Q1 reportable segments earnings before interest expense and income taxes1 ("EBIT") of $420 million compared to $425 million in the prior-year period.
•Available liquidity of approximately $1.5 billion as of December 31, 2024.
•Filed a gas base rate case for UGI Utilities with the PA Public Utility Commission on January 27, 2025, requesting an overall distribution rate increase of approximately $110 million.
•On February 5, 2025, AmeriGas Partners, L.P. and AmeriGas Finance Corp issued a notice of redemption to fully redeem their outstanding 2025 Senior Notes. The redemption will be funded by a two-year unsecured intercompany loan between UGI International and AmeriGas, which AmeriGas expects to repay using its free cash flow.

"Disciplined execution within our natural gas and international propane businesses along with a renewed focus on the operational performance at AmeriGas led to a 14% increase in adjusted diluted EPS over the prior year," said Bob Flexon, President and Chief Executive Officer. "Our natural gas businesses benefited from strong gas demand and higher gas rates at the West Virginia gas utility, while our Global LPG businesses realized relatively comparable volumes and reduced operating and administrative expenses when compared to the prior-year period. The solid underlying performance by our reportable segments, coupled with benefits from our continuing tax planning strategies, led to the strong fiscal first quarter results."

"At UGI, we are strengthening our foundation through renewed focus on our people and culture, and driving operational improvements, particularly at AmeriGas Propane where we must significantly enhance our business processes, commercial practices, and service quality. These operational improvements along with disciplined capital allocation, strategic portfolio optimization, and strong balance sheet management will better position UGI to deliver consistent growth and greater value for its shareholders."

EARNINGS CALL AND WEBCAST
UGI Corporation will hold a live Internet Audio Webcast of its conference call to discuss the quarterly earnings and other current activities at 9:00 AM ET on Thursday, February 6, 2025. Interested parties may listen to the audio webcast both live and in replay on the Internet at https://www.ugicorp.com/investors/financial-reports/presentations or by visiting the company website https://www.ugicorp.com and clicking on Investors and then Presentations. A replay of the webcast will be available after the event through to 11:59 PM ET February 5, 2026.

CONTACT INVESTOR RELATIONS
Tel: +1 610-337-1000
Tameka Morris, ext. 6297

Arnab Mukherjee, ext. 7498

ABOUT UGI
UGI Corporation (NYSE: UGI) is a distributor and marketer of energy products and services in the US and Europe. UGI offers safe, reliable, affordable, and sustainable energy solutions to customers through its subsidiaries, which provide natural gas transmission and distribution, electric generation and distribution, midstream services, propane distribution, renewable natural gas generation, distribution and marketing, and energy marketing services.

Comprehensive information about UGI Corporation is available on the Internet at https://www.ugicorp.com.

USE OF NON-GAAP MEASURES
Management uses "adjusted net income attributable to UGI Corporation" and "adjusted diluted earnings per share," both of which are non-GAAP financial measures, when evaluating UGI's overall performance. Management believes that these non-GAAP measures provide meaningful information to investors about UGI’s performance because they eliminate the impacts of (1) gains and losses on commodity and certain foreign currency derivative instruments not associated with current-period transactions and (2) other significant discrete items that can affect the comparison of period-over-period results. Volatility in net income attributable to UGI can occur as a result of gains and losses on commodity and certain foreign currency derivative instruments not associated with current-period transactions but included in earnings in accordance with U.S. generally accepted accounting principles ("GAAP").

Non-GAAP financial measures are not in accordance with, or an alternative to, GAAP and should be considered in addition to, and not as a substitute for, the comparable GAAP measures.

The tables on the last page of this press release reconcile net income attributable to UGI Corporation, the most directly comparable GAAP measure, to adjusted net income attributable to UGI Corporation, and diluted earnings per share, the most comparable GAAP measure, to adjusted diluted earnings per share, to reflect the adjustments referred to above.

1 Reportable segments' EBIT represents an aggregate of our reportable operating segment level EBIT, as determined in accordance with GAAP.

USE OF FORWARD-LOOKING STATEMENTS
This press release contains statements, estimates and projections that are forward-looking statements (as defined in Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended). Such statements use forward-looking words such as “believe,” “plan,” “anticipate,” “continue,” “estimate,” “expect,” “may,” or other similar words and terms of similar meaning, although not all forward-looking statements contain such words. These statements discuss plans, strategies, events or developments that we expect or anticipate will or may occur in the future. Management believes that these are reasonable as of today’s date only. Actual results may differ significantly because of risks and uncertainties that are difficult to predict and many of which are beyond management’s control; accordingly, there is no assurance that results will be realized. You should read UGI’s Annual Report on Form 10-K for a more extensive list of factors that could affect results. We undertake no obligation (and expressly disclaim any obligation) to update publicly any forward-looking statement, whether as a result of new information or future events, except as required by the federal securities laws.

SEGMENT RESULTS ($ in millions, except where otherwise indicated)

Utilities

For the fiscal quarter ended December 31,	2024	2023	(Decrease) Increase
Revenues	$485	$493	$(8)	(2)%
Total margin (a)	$274	$265	$9	3%
Operating and administrative expenses	$91	$88	$3	3%
Operating income	$138	$134	$4	3%
Earnings before interest expense and income taxes	$141	$135	$6	4%
Gas Utility system throughput - billions of cubic feet
Core market	31	30	1	3%
Total	98	104	(6)	(6)%
Gas Utility heating degree days - % (warmer) than normal (b)	(3.2)%	(11.0)%
Capital expenditures	$106	$82	$24	29%

•Gas Utility service territory experienced temperatures that were 3% colder than the prior-year period.
•Core market volumes increased 3% largely due to colder than prior-year weather.
•Total margin increased $9 million primarily resulting from higher gas rates at the West Virginia gas utility.
•Operating and administrative expenses increased $3 million primarily reflecting, among other things, higher personnel expenses and higher uncollectible accounts expenses.
•Operating income increased $4 million due to the higher total margin ($9 million) and lower operating and administrative expenses ($3 million), partially offset by higher depreciation expense ($3 million) from continued distribution system capital expenditure activity.

Midstream & Marketing

For the fiscal quarter ended December 31,	2024	2023	(Decrease) Increase
Revenues	$367	$394	$(27)	(7)%
Total margin (a)	$138	$155	$(17)	(11)%
Operating and administrative expenses	$29	$31	$(2)	(6)%
Operating income	$91	$99	$(8)	(8)%
Earnings before interest expense and income taxes	$95	$102	$(7)	(7)%
Heating degree days - % (warmer) than normal (b)	(3.9)%	(6.8)%
Capital expenditures	$32	$19	$13	68%

•Temperatures were 4% colder than the prior-year period.
•Total margin decreased $17 million largely due to lower midstream margins ($10 million) which arose mainly from lower natural gas gathering and processing activities, the absence of power generation margin associated with the sale of Hunlock Creek in September 2024 ($4 million), and lower capacity management margins.
•Operating and administrative expenses decreased $2 million largely reflecting lower personnel-related expenses.
•Operating income decreased $8 million as lower total margin ($17 million) was partially offset by reduced operating and administrative expenses, lower depreciation expense and higher other operating income ($6 million).

UGI International

For the fiscal quarter ended December 31,	2024	2023	(Decrease) Increase
Revenues	$638	$725	$(87)	(12)%
Total margin (a)	$264	$279	$(15)	(5)%
Operating and administrative expenses (a)	$134	$147	$(13)	(9)%
Operating income	$106	$113	$(7)	(6)%
Earnings before interest expense and income taxes	$110	$117	$(7)	(6)%
LPG retail gallons sold (millions)	218	214	4	2%
Heating degree days - % (warmer) than normal (b)	(3.5)%	(12.0)%
Capital expenditures	$14	$12	$2	17%

UGI International base-currency results are translated into U.S. dollars based upon exchange rates experienced during the reporting periods. Differences in these translation rates affect the comparison of line item amounts presented in the table above. The functional currency of a significant portion of our UGI International results is the euro and, to a much lesser extent, the British pound sterling. During the 2024 and 2023 three-month periods, the average unweighted euro-to-dollar translation rates were approximately $1.07 and $1.08, respectively, and the average unweighted British pound sterling-to-dollar translation rates were approximately $1.28 and $1.24, respectively.

•Temperatures were 4% warmer than normal and 8% colder than the prior-year period.
•Retail volumes were 2% higher than the prior-year period largely due to higher volumes from crop drying campaigns and the effects of colder weather.
•Total margin decreased $15 million primarily due to lower margin from the non-core energy marketing activities and, to a lesser extent, lower LPG unit margins partially offset by higher LPG volumes.
•Operating and administrative expenses decreased $13 million reflecting lower personnel-related and maintenance expenses, and the effect of exiting substantially all of the non-core energy marketing business.
•Operating income decreased $7 million reflecting lower total margin ($15 million) and lower foreign currency transaction gains ($2 million), partially offset by lower operating and administrative expenses ($13 million).

AmeriGas Propane

For the fiscal quarter ended December 31,	2024	2023	(Decrease) Increase
Revenues	$627	$629	$(2)	—%
Total margin (a)	$347	$346	$1	—%
Operating and administrative expenses	$236	$243	$(7)	(3)%
Operating income /earnings before interest expense and income taxes	$74	$71	$3	4%
Retail gallons sold (millions)	204	206	(2)	(1)%
Heating degree days - % (warmer) colder than normal (b)	(6.3)%	(6.4)%
Capital expenditures	$23	$20	$3	15%
•Temperatures were 6% warmer than normal and comparable to the prior-year period.
•Retail gallons decreased 1% as the effect of net customer attrition was partially offset by weather that was colder than the prior December period.
•Total margin was fairly consistent as higher LPG unit margins ($7 million) offset the impact of a modest decline in retail volume ($3 million) and lower fee income.
•Operating and administrative expenses decreased $7 million largely reflecting lower compensation.
•Operating income increased $3 million as lower operating and administrative expenses were partially reduced by lower gain from asset sales.

(a)Total margin represents total revenue less total cost of sales. In the case of Utilities, total margin is also reduced by certain revenue-related taxes.
(b)Deviation from average heating degree days is determined on a 10-year period utilizing volume-weighted weather data.

REPORT OF EARNINGS – UGI CORPORATION
(Millions of dollars, except per share)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Revenues:
Utilities	$485	$493	$1,590	$1,755
Midstream & Marketing	367	394	1,342	1,572
UGI International	638	725	2,192	2,813
AmeriGas Propane	627	629	2,269	2,444
Corporate & Other (a)	(87)	(120)	(274)	(294)
Total revenues	$2,030	$2,121	$7,119	$8,290
Earnings (loss) before interest expense and income taxes:
Utilities	$141	$135	$406	$372
Midstream & Marketing	95	102	306	286
UGI International	110	117	316	285
AmeriGas Propane	74	71	145	229
Total reportable segments	420	425	1,173	1,172
Corporate & Other (a)	99	(205)	(140)	(1,179)
Total earnings (loss) before interest expense and income taxes	519	220	1,033	(7)
Interest expense:
Utilities	(26)	(23)	(96)	(84)
Midstream & Marketing	(12)	(11)	(42)	(45)
UGI International	(10)	(11)	(43)	(41)
AmeriGas Propane	(33)	(41)	(148)	(161)
Corporate & Other, net (a)	(21)	(14)	(67)	(56)
Total interest expense	(102)	(100)	(396)	(387)
Income (loss) before income taxes	417	120	637	(394)
Income tax expense	(42)	(26)	(87)	(60)
Net income (loss) attributable to UGI Corporation	$375	$94	$550	$(454)
Earnings (loss) per share attributable to UGI shareholders:
Basic	$1.74	$0.45	$2.58	$(2.16)
Diluted	$1.74	$0.44	$2.55	$(2.16)
Weighted Average common shares outstanding (thousands):
Basic	214,933	209,782	213,204	209,778
Diluted	215,695	215,570	215,875	209,778
Supplemental information:
Net income (loss) attributable to UGI Corporation:
Utilities	$89	$86	$240	$224
Midstream & Marketing	89	92	235	208
UGI International	100	83	279	210
AmeriGas Propane	(46)	16	(85)	38
Total reportable segments	232	277	669	680
Corporate & Other (a)	143	(183)	(119)	(1,134)
Total net income (loss) attributable to UGI Corporation	$375	$94	$550	$(454)

(a)    Corporate & Other includes specific items attributable to our reportable segments that are not included in profit measures used by our Chief Operating Decision Maker in assessing our reportable segments' performance or allocating resources. These specific items are shown in the section titled "Non-GAAP Financial Measures - Adjusted Net Income (Loss) Attributable to UGI and Adjusted Diluted Earnings Per Share" below. Corporate & Other also includes the elimination of certain intercompany transactions.

Non-GAAP Financial Measures - Adjusted Net Income Attributable to UGI and Adjusted Diluted Earnings Per Share.

The following tables reconcile net income attributable to UGI Corporation, the most directly comparable GAAP measure, to adjusted net income attributable to UGI Corporation, and reconcile diluted earnings per share, the most comparable GAAP measure, to adjusted diluted earnings per share, to reflect the adjustments referred to previously:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Adjusted net income attributable to UGI Corporation (millions):
Net income (loss) attributable to UGI Corporation	$375	$94	$550	$(454)
Net (gains) losses on commodity derivative instruments not associated with current-period transactions (net of tax of $14, $(18), $49 and $(74), respectively)	(64)	77	(201)	303
Unrealized (gains) losses on foreign currency derivative instruments (net of tax of $6, $(6), $3 and $(6), respectively)	(16)	14	(8)	12
Loss associated with impairment of AmeriGas Propane goodwill (net of tax of $0, $0, $(3), and $4, respectively)	—	—	192	660
Loss on extinguishment of debt (net of tax of $0, $0, $(3) and $(2), respectively)	—	—	6	7
Impairment of equity method investments and assets (net of tax of $0, $0, $(3) and $0, respectively)	—	—	30	—
Business transformation expenses (net of tax of $0, $0, $0, and $(2), respectively)	—	—	—	6
Costs associated with exit of the UGI International energy marketing business (net of tax of $0, $(13), $(2) and $(12), respectively)	—	65	4	80
AmeriGas operations enhancement for growth project (net of tax of $0, $(2), $(4) and $(6), respectively)	—	5	14	18
Restructuring costs (net of tax of $0, $(1), $(19) and $(1), respectively)	—	3	53	3
Net gain on sale of UGI headquarters building (net of tax of $0, $0, $0 and $4, respectively)	—	—	—	(10)
Loss on disposal of UGID (net of tax of $0, $0, $(11), and $0, respectively)	—	—	55	—
Total adjustments (1)	(80)	164	145	1,079
Adjusted net income attributable to UGI Corporation	$295	$258	$695	$625

Adjusted diluted earnings per share:
UGI Corporation earnings (loss) per share — diluted (2)	$1.74	$0.44	$2.55	$(2.16)
Net (gains) losses on commodity derivative instruments not associated with current-period transactions	(0.30)	0.37	(0.93)	1.36
Unrealized (gains) losses on foreign currency derivative instruments	(0.07)	0.06	(0.04)	0.06
Loss associated with impairment of AmeriGas Propane goodwill	—	—	0.89	3.15
Loss on extinguishment of debt	—	—	0.03	0.03
Impairment of equity method investments and assets	—	—	0.14	—
Business transformation expenses	—	—	—	0.03
Costs associated with the exit of the UGI International energy marketing business	—	0.30	0.02	0.38
AmeriGas operations enhancement for growth project	—	0.02	0.06	0.09
Restructuring costs	—	0.01	0.25	0.01
Net gain on sale of UGI headquarters building	—	—	—	(0.05)
Loss on disposal of UGID	—	—	0.25	—
Total adjustments (2)	(0.37)	0.76	0.67	5.06
Adjusted diluted earnings per share (2)	$1.37	$1.20	$3.22	$2.90

(1)Income taxes associated with pre-tax adjustments determined using statutory business unit tax rates.
(2)The loss per share for the twelve months ended December 31, 2023, was determined excluding the effect of 5.97 million dilutive shares as the impact of such shares would have been antidilutive to the net loss for the period. Adjusted earnings per share for the twelve months ended December 31, 2023, was determined based upon fully diluted shares of 215.75 million.